SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)
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[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[X] Soliciting Material under Rule 14a-12
HOMESTREET, INC.
(Name of Registrant as Specified in its Charter)

Ronald K. Tanemura
Paul J. Miller, Jr.
Charles W. Griege, Jr.
Roaring Blue Lion, LLC
Roaring Blue Lion Capital Management, L.P.
BLOF II, LP
Blue Lion Capital Master Fund, L.P.
Blue Lion Opportunity Master Fund, L.P.
Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Blue Lion / HomeStreet, Inc.

A copy of a press release, dated April 2, 2018, is attached hereto as Exhibit 99.1.
Important Information
This filing is not a solicitation of a proxy from any security holder of HomeStreet, Inc. (the "Company").  Blue Lion Opportunity Master Fund, L.P. submitted a nomination notice for two individuals as nominees to the Company's board of directors and presently intends to solicit votes for the election of those individuals as members of the Company's board of directors.  The individuals for whom a nomination notice was submitted are Ronald K. Tanemura and Paul J. Miller, Jr. (the "Nominees").  In addition, Blue Lion Opportunity Master Fund, L.P. has notified the Company that it presently intends to present three shareholder proposals at the Company's 2018 Annual Meeting of Shareholders (the "Proposals").  Blue Lion Opportunity Master Fund, L.P. presently plans to send a definitive proxy statement, proxy card and related proxy materials to shareholders of the Company seeking their support of the Nominees and the Proposals at the Company's 2018 Annual Meeting of Shareholders.  The Company has advised Blue Lion Opportunity Master Fund, L.P. that it believes the notice submitted by Blue Lion Opportunity Master Fund, L.P. is deficient, and, if Blue Lion Opportunity Master Fund, L.P. proceeds with soliciting proxies from shareholders, the Company expects that the Company's Chairman will declare that the Nominees and the Proposals shall be disregarded at the Company's 2018 Annual Meeting of Shareholders.  Shareholders are urged to read the definitive proxy statement and proxy card when they become available, because they will contain important information about the Nominees and the Proposals, the Company and related matters.  Shareholders may obtain a free copy of the definitive proxy statement and proxy card (when available) and other documents filed with the Securities and Exchange Commission ("SEC") by Blue Lion Opportunity Master Fund, L.P. and its affiliates (the "Blue Lion Parties") at the SEC's web site at www.sec.gov.  The definitive proxy statement (when available) and other related SEC documents filed with the SEC by the Blue Lion Parties may also be obtained free of charge from the Blue Lion Parties, upon request.
Participants in Solicitation
The following persons may be deemed to be participants in the planned solicitation from the Company's shareholders of proxies in favor of the Nominees and the Proposals (the "Participants"): Ronald K. Tanemura, Paul J. Miller, Jr., Charles W. Griege, Jr., Roaring Blue Lion, LLC, Roaring Blue Lion Capital Management, L.P., BLOF II, LP, Blue Lion Capital Master Fund, L.P., and Blue Lion Opportunity Master Fund, L.P.  The Participants may have interests in the solicitation, including as a result of holding shares of the Company's common stock.  Information regarding the Participants and their interests may be found in the Notice of Intent to Present Proposals and Nominate Directors, as filed with the SEC on February 26, 2018, which is incorporated herein by reference.
[The exhibit to this filing on Schedule 14A follows this cover page.]

Exhibit 99.1
HomeStreet Inexcusably Disenfranchises Shareholders
Blue Lion Capital Pledges to Continue Pursuing Change at HomeStreet
___________________________________________________________________________________________________________________________________________
NEWS PROVIDED BY
Blue Lion Capital
13:28 ET
___________________________________________________________________________________________________________________________________________
DALLAS, April 2, 2018 /PRNewswire/ -- Blue Lion Capital ("BLC") and its affiliates, which manage funds that own approximately 6.0% of the stock of HomeStreet, Inc. (Nasdaq: HMST) ("HomeStreet" or the "Company"), issued a statement today about the ongoing campaign by the Board of HomeStreet to block any shareholder challenge to the Company's sitting directors.
Blue Lion Capital stated:
"HomeStreet's directors will clearly do whatever it takes to protect themselves from accountability.  We find it despicable that they have seized upon technicalities in an attempt to extend their tenure and further entrench themselves.
This is, after all, a Board that has supervised a company fined by the SEC for violating accounting rules and impeding an SEC investigation.  It is also a company that has underperformed all of its peers over the past five years and is currently valued lower than virtually every public bank because of investor skepticism about management, the Board and its failed business plan.
No wonder the directors are afraid of losing an election contest.
The brazen actions taken by these directors is perhaps the best evidence yet that they are unsuitable fiduciaries for HomeStreet's shareholders. And even though the Washington State Court may have given these directors a short reprieve with its preliminary ruling, the Board cannot hide from the judgment of the owners or the company's persistently underperforming stock price.
We as shareholders have a fundamental right to be heard.  BLC is not the first shareholder to express its displeasure about the sorry state of affairs at HomeStreet.  This Company has missed earnings expectations in each of the past five quarters - an unprecedented performance in what has been a bull market for bank stocks.  We expect HomeStreet's first quarter earnings for 2018 will be no different.  Yet, Mark Mason and the Board apparently only care about themselves and keeping their jobs.
The only real solution for HomeStreet's underperformance is new blood in both the executive suite and the boardroom.
Blue Lion Capital remains fully committed to pursuing the much-needed changes at HomeStreet and we look forward to further communicating with our fellow shareholders soon."
Important Information
This press release is not a solicitation of a proxy from any security holder of HomeStreet, Inc.  Blue Lion Opportunity Master Fund, L.P. submitted a nomination notice for two individuals as nominees to the Company's board of directors and presently intends to solicit votes for the election of those individuals as members of the Company's board of directors.  The individuals for whom a nomination notice was submitted are Ronald K. Tanemura and Paul J. Miller, Jr. (the "Nominees").  In addition, Blue Lion Opportunity Master Fund, L.P. has notified the Company that it presently intends to present three shareholder proposals at the Company's 2018 Annual Meeting of Shareholders (the "Proposals").  Blue Lion Opportunity Master Fund, L.P. presently plans to send a definitive proxy statement, proxy card and related proxy materials to shareholders of the Company seeking their support of the Nominees and the Proposals at the Company's 2018 Annual Meeting of Shareholders.  The Company has advised Blue Lion Opportunity Master Fund, L.P. that it believes the notice submitted by Blue Lion Opportunity Master Fund, L.P. is deficient, and, if Blue Lion Opportunity Master Fund, L.P. proceeds with soliciting proxies from shareholders, the Company expects that the Company's Chairman will declare that the Nominees and the Proposals shall be disregarded at the Company's 2018 Annual Meeting of Shareholders.  Shareholders are urged to read the definitive proxy statement and proxy card when they become available, because they will contain important information about the Nominees and the Proposals, the Company and related matters.  Shareholders may obtain a free copy of the definitive proxy statement and proxy card (when available) and other documents filed with the Securities and Exchange Commission ("SEC") by Blue Lion Opportunity Master Fund, L.P. and its affiliates (the "Blue Lion Parties") at the SEC's web site at www.sec.gov.  The definitive proxy statement (when available) and other related SEC documents filed with the SEC by the Blue Lion Parties may also be obtained free of charge from the Blue Lion Parties, upon request.
Participants in Solicitation
The following persons may be deemed to be participants in the planned solicitation from the Company's shareholders of proxies in favor of the Nominees and the Proposals (the "Participants"): Ronald K. Tanemura, Paul J. Miller, Jr., Charles W. Griege, Jr., Roaring Blue Lion, LLC, Roaring Blue Lion Capital Management, L.P., BLOF II, LP, Blue Lion Capital Master Fund, L.P., and Blue Lion Opportunity Master Fund, L.P.  The Participants may have interests in the solicitation, including as a result of holding shares of the Company's common stock.  Information regarding the Participants and their interests may be found in the Notice of Intent to Present Proposals and Nominate Directors, as filed with the SEC on February 26, 2018, which is incorporated herein by reference.
SOURCE Blue Lion Capital